SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 30, 2007

FIRSTCITY FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	033-19694	76-0243729
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6400 Imperial Drive

Waco, Texas 76712

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (254) 761-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On July 30, 2007, American Business Lending, Inc. (“American”), an affiliate of FirstCity Financial Corporation (“FirstCity”), as borrower, and Wells Fargo Foothill, LLC (“Lender”), as lender, entered into a Second Amendment to Loan Agreement dated July 30, 2007, to be effective as of June 30, 2007 (the “Amendment”), which amended certain covenants under the loan facility and waived certain defaults under the loan facility which occurred in April 2007.

The Amendment made the following changes to the existing loan facility that is used to finance the acquisition and origination of loans made by American a portion of which are guaranteed by the U.S. Small Business Administration (the “SBA”): (i) reduced the minimum tangible net worth requirement for the fiscal quarter ending June 30, 2007, and for each quarter thereafter; (ii) revised the definition of minimum net interest coverage ratio applicable to a portfolio of acquired performing SBA loans and added an additional covenant requiring a ratio of 1.25 to 1.0 for net interest coverage for all of the loans owned by American; (iii) amended the requirements for bad debt reserves for the portfolio of acquired SBA loans; (iv) amended the delivery requirement for information and reports related to sales of SBA loans; (v) deleted the requirement for delivery of statements of cash flows with monthly financial statements; and (vi) extended to June 30, 2008, the time period before (a) a facility fee of one-quarter of one percent (0.25%) per annum will be charged for non-use of the available maximum credit line, (b) the concentration limit of 7.5% for non-guaranteed SBA loans would be applicable, and (c) the concentration limit of 30% for non-guaranteed SBA loans owed by borrowers whose business activities fall within a single industry is applicable.  The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment attached hereto as Exhibit 10.1 and that exhibit is incorporated herein by this reference.

The Amendment provided for the waiver of the following defaults by American which occurred in April 2007:  (i) American’s failure to deliver its internally prepared financial statements as of the end of its fiscal month ended March 31, 2007 by April 30, 2007, (ii) American’s failure to meet the net interest coverage test for the fiscal quarter ending March 31, 2007, and (iii) American’s failure to timely deliver files and information for a portfolio of SBA loans acquired by American.

Section 2 — Financial Information

Item 2.03 Creation of a Direct Financial Obligation of the Registrant.

On July 30, 2007, American Business Lending, Inc. (“American”), an affiliate of FirstCity Financial Corporation (“FirstCity”), and Wells Fargo Foothill, LLC (“Lender”), as lender, entered into a Second Amendment to Loan Agreement dated July 30, 2007, to be effective as of June 30, 2007 (the “Amendment”), which amended certain covenants under the loan facility and waived certain defaults under the loan facility which occurred in April 2007.  The information provided under Item 1.01 of this Report is incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1.	Second Amendment to Loan Agreement dated July 30, 2007, between American Business Lending, Inc., as borrower, and Wells Fargo Foothill, Inc., as lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRSTCITY FINANCIAL CORPORATION

Date: August 3, 2007	By:	/s/ J. Bryan Baker
J. Bryan Baker
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

10.1	Second Amendment to Loan Agreement dated July 30, 2007, between American Business Lending, Inc., as borrower, and Wells Fargo Foothill, Inc., as lender.